Exhibit 4.4









                         UNION PACIFIC CORPORATION
                         MEDIUM-TERM NOTE, SERIES E
                            (Certificated Note)
                             (Fixed Rate Note)

Registered                                                 Registered
----------                                                 ----------
No.                                                             Cusip
---                                                             -----

          If applicable, the "Total Amount of OID", "Yield to Maturity" and "Initial Accrual Period OID" (computed under the approximate method) below will be completed solely for the purposes of applying the United States Federal income tax original issue discount ("OID") rules.

Issue Date:               Specified Currency [ ] U.S. Dollars  [ ] Other:

Principal Amount:         Authorized Denominations (Only applicable if
                          Specified Currency is other than U.S. Dollars):

Issue Price:
                          Total Amount of OID:
Maturity Date:
                          Yield to Maturity:
Interest Rate:
                          Initial Accrual Period OID:
Interest Payment Dates:

         Redemption         Redemption
           Date(s)            Price(s)
           -------            --------

         Repayment          Repayment
           Date(s)            Price(s)
           -------            --------

          This Note is a registered Note of UNION PACIFIC CORPORATION, a Utah corporation (the "Company"). This Note is one of a series of Notes (as defined on the reverse hereof) issued under the Indenture referred to on the reverse hereof designated as Medium-Term Notes, Series E. Subject to the provisions hereof, the Company, for value received, hereby promises to
pay to                 , or registered assigns, the principal sum of

on the Maturity Date shown above and to pay premium, if any, and interest, if any, thereon, as described on the reverse hereof.

          The principal of (and premium, if any) and interest, if any, on this Note are payable by the Company in such coin or currency specified on the face hereof as at the time of payment shall be legal tender for the payment of public and private debts.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, UNION PACIFIC CORPORATION has caused this Note to be duly executed under its corporate seal.

                                         UNION PACIFIC CORPORATION,

                                         By:
                                             -----------------------------

CERTIFICATE OF AUTHENTICATION    [Seal]

      This is one of the Notes
issued under the within-mentioned
Indenture.

Dated:
      ----------------

CITIBANK, N.A.,
as Trustee,

By:
   ---------------------------
      Authorized Signatory

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Registered            NION PACIFIC CORPORATION              Registered
No.                  MEDIUM-TERM NOTE, SERIES E             Cusip
                            (Global Note)
                          (Fixed Rate Note)

          If applicable, the "Total Amount of OID", "Yield to Maturity" and "Initial Accrual Period OID" (computed under the approximate method) below will be completed solely for the purposes of applying the United States Federal income tax original issue discount ("OID") rules.


Issue Date:          Specified Currency  [ ] U.S. Dollars    [ ] Other:
Principal Amount:    Authorized Denominations (Only applicable if Specified
                     Currency is other than U.S. Dollars):
Issue Price:         Total Amount of OID:
                     Yield to Maturity:
Maturity Date:
Interest Rate:           Initial Accrual Period OID:
Interest Payment Dates:
Redemption                    Redemption
Date(s)                       Price(s)
-------                       --------

Repayment                     Repayment
Date(s)                       Price(s)
-------                       --------

          This Note is a registered Note of UNION PACIFIC CORPORATION, a Utah corporation (the "Company"). This Note is one of a series of Notes (as defined on the reverse hereof) issued under the Indenture referred to on the reverse hereof designated as Medium-Term Notes, Series E. Subject to the provisions hereof, the Company, for value received, hereby promises to
pay to               , or registered assigns, the principal sum of

on the Maturity Date shown above and to pay premium, if any, and interest, if any, thereon, as described on the reverse hereof.

          The principal of (and premium, if any) and interest, if any, on this Note are payable by the Company in such coin or currency specified on the face hereof as at the time of payment shall be legal tender for the payment of public and private debts.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, UNION PACIFIC CORPORATION has caused this Note to be duly executed under its corporate seal.

                                             UNION PACIFIC CORPORATION,

                                             By:
                                                --------------------------
CERTIFICATE OF AUTHENTICATION   [Seal]

     This is one of the Notes
issued under the within-mentioned
Indenture.

Dated:
      ----------------

CITIBANK, N.A.,
as Trustee,

By:
   -----------------------------
       Authorized Signatory

                    [REVERSE OF MEDIUM-TERM NOTE, SERIES E]
                           Union Pacific Corporation
                          Medium-Term Note, Series E

     This permanent global Note is one of a duly authorized issue of securities (herein called the "Notes") of Union Pacific Corporation, a Utah corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), unlimited in aggregate principal amount, issued and to be issued in one or more series under an Indenture, dated as of December 20, 1996, between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)), to which indenture and all indentures supplemental thereto (the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This permanent global Note is one of the series of Notes designated on the face hereof, of an aggregate initial principal amount equal to the Principal Amount shown on the face hereof (the "Principal Amount"), with the Interest Payment Dates, the Issue Date, and the Maturity Date specified on the face hereof and bearing interest on said Principal Amount at the interest rate specified on the face hereof. The Notes of this series may be issued from time to time with varying maturities, interest rates and other terms.

     The Company, for value received, hereby promises to pay to Cede & Co., as nominee for the Depositary (as hereinafter defined), or registered assigns, the Principal Amount hereof on the Maturity Date shown on the face hereof, and to pay interest thereon, from and including the Issue Date shown on the face hereof or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for and at Maturity unless the Issue Date is between a Regular Record Date (as hereinafter defined) and an Interest Payment Date, in which case, the first payment of interest hereon shall be made on the second Interest Payment Date following the Issue Date, at the rate per annum set forth on the face hereof, until the principal hereof is paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this permanent global Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable on this permanent global Note at Maturity will be payable to the Person to whom principal shall be payable.

     Unless otherwise indicated on the face hereof, the "Interest Payment Dates" for this permanent global Note will be May 1 and November 1 of each year and at Maturity, and the "Regular Record Dates" for this permanent global Note will be the April 15 or October 15, as the case may be, next preceding the May 1 and November 1 Interest Payment Dates. Unless otherwise indicated on the face hereof, interest payments for this permanent global Note shall be the amount of interest accrued to but excluding the relevant Interest Payment Date. Interest on this permanent global Note shall be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the Maturity of this permanent global Note falls on a day that is not a Market Day, the required payment of principal, premium, if any, or interest will be made on the next succeeding Market Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity, as the case may be, to the date of such payment on the next succeeding Market Day.

     This permanent global Note is exchangeable for definitive registered Notes of this series of like tenor and of an equal aggregate principal amount only if (x) The Depository Trust Company, or any successor depositary with respect to the Notes of this series (the "Depositary"), notifies the Company that it is unwilling or unable to continue as Depositary for this permanent global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Company within 90 days, (y) the Company in its sole discretion determines that this permanent global Note shall be exchangeable for definitive registered Notes and executes and delivers to the Trustee an order of the Company providing that this permanent global Note shall be so exchangeable or (z) there shall have happened and be continuing an Event of Default or any event which, after notice or lapse of time, or both, would become an Event of Default with respect to the Notes of the series of which this permanent global Note is a part. If this permanent global Note is exchangeable pursuant to the preceding sentence, this Note shall in the case of clause (x) above be exchanged in whole for definitive registered Notes of this series, and in the case of clauses (y) and (z) above, be exchangeable for definitive registered Notes of this series, provided that the definitive registered Notes so issued in exchange for this Note shall be in authorized denominations and be of like tenor and of an equal aggregate principal amount as the portion of the Note to be exchanged, and provided further that, in the case of clauses (y) and (z) above, definitive registered Notes of this series will be issued in exchange for this permanent global Note, or any portion hereof, only if such definitive registered Notes were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the holder hereof. Any definitive registered Notes of this series issued in exchange for this permanent global Note shall be registered in the name or names of such Person or Persons as the holder hereof shall instruct the Security Registrar. Except as provided above, owners of beneficial interests in this permanent global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the holders thereof for any purpose under the Indenture.

     Any exchange of this permanent global Note for one or more definitive registered Notes of this series will be made at the Corporate Trust Office of the Security Registrar in New York, New York. Upon exchange of any portion of this permanent global Note for one or more definitive registered Notes of this series, the Trustee shall endorse Exhibit A of this Note to reflect the reduction of its Principal Amount by an amount equal to the aggregate principal amount of the definitive registered Notes of this series so issued in exchange, whereupon the Principal Amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more definitive registered Notes of this series, this permanent global Note shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered definitive registered Note of this series.

     Except as provided in the next paragraph, no beneficial owner of any portion of this permanent global Note shall be entitled to receive payment of accrued interest hereon until this permanent global Note has been exchanged for one or more definitive registered Notes of this series, as provided herein and in the Indenture.

     The principal and any interest in respect of any portion of this permanent global Note payable in respect of an Interest Payment Date or at the Stated Maturity thereof, in each case occurring prior to the exchange of such portion for a definitive registered Note or Notes of this series, will be paid, as provided herein, to the holder hereof which will undertake in such circumstances to credit any such principal and interest received by it in respect of this permanent global Note to the respective accounts of the Persons who are the beneficial owners of such interests on such Interest Payment Date or at Stated Maturity. If a definitive registered Note or registered Notes of this series are issued in exchange for this permanent global Note after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or
(ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, then interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such registered Note, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the holder hereof, and the holder hereof will undertake in such circumstances to credit such interest to the account or accounts of the Persons who were the beneficial owners of any portion of this permanent global Note on such Regular Record Date or Special Record Date, as the case may be.

     Payment of the principal of (and premium, if any) and any such interest on this permanent global Note will be made at the Corporate Trust Office of the Trustee in the Borough of Manhattan, City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by transfer to an account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received transfer instructions in writing).

     The principal of and any premium and interest on any Notes denominated on the face hereof in a Specified Currency other than U.S. dollars ("Foreign Currency Notes") payable by the Company in U.S. dollars, except as provided below. Unless otherwise specified on the face hereof, the Exchange Rate Agent (as defined below) will obtain the quotations necessary to convert the amount of all payments of principal of and any premium and interest on Foreign Currency Notes from the Specified Currency to U.S. dollars. Unless otherwise specified on the face hereof, however, the holder of a Foreign Currency Note may elect to receive such payments in the Specified Currency as described below.

     Any U.S. dollar amount to be received by a holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Market Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the holder of the Foreign Currency Note by deductions from such payments. As used herein, "Exchange Rate Agent" means the agent appointed by the Company to obtain the quotations necessary to convert the amount of principal and any premium and interest payments on Foreign Currency Notes from the Specified Currency into U.S. dollars. Unless otherwise indicated on the face hereof, the Exchange Rate Agent will be Citibank, N.A.

     Unless otherwise specified on the face hereof, a holder of a Foreign Currency Note may elect to receive payment of the principal of and any premium and interest on such Note in the Specified Currency by filing a written request, signature guaranteed, for such payment at the Corporate Trust Office of the Paying Agent, in the Borough of Manhattan, The City of New York, on or prior to the Regular Record Date or at least 16 days prior to Maturity, as the case may be. A holder of a Foreign Currency Note may make such election with respect to all principal and any premium and interest payments and need not file a separate election for each payment. Such election will remain in effect until changed by written notice to the Paying Agent, but written notice of any such change must be received by the Paying Agent on or prior to the relevant Regular Record Date or at least 16 days prior to Maturity, as the case may be. Any such election or change thereof will be deemed to be made for all Foreign Currency Notes denominated in such Specified Currency which are registered in the name of such holder, unless such holder specifies in such written request the particular Foreign Currency Notes with regard to which such election or change thereof shall not apply.

     Except as described below, principal of and any premium and interest on Foreign Currency Notes paid in U.S. dollars will be paid in the manner specified above for principal of and any premium and interest on Notes denominated in U.S. dollars, and principal of and any premium and interest on Foreign Currency Notes paid in a Specified Currency will be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. All checks payable in a Specified Currency will be drawn on a bank office located outside the United States. In addition, payments in U.S. dollars of principal of and any premium and interest on a Foreign Currency Note in which the equivalent of U.S. $10,000,000 or more has been invested may, at the request of the holder thereof, be made in immediately available funds at the Corporate Trust Office of the Paying Agent, in the Borough of Manhattan, The City of New York, provided that, in the case of payments of principal and any premium, such Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Also, payments in a Specified Currency of principal of and any premium and interest on a Foreign Currency Note in which the equivalent of U.S. $10,000,000 or more has been invested may, at the request of the holder thereof, be made by wire transfer to an account with a bank located in the country of the Specified Currency, as shall have been designated on or prior to the relevant Regular Record Date or at least 16 days prior to Maturity, as the case may be, provided that, in the case of payments of principal and any premium, the Note is presented at the Corporate Trust Office of the Paying Agent, in the Borough of Manhattan, The City of New York in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Any request of a holder in accordance with this paragraph must be transmitted to the Paying Agent on or prior to the relevant Regular Record Date or at least 16 days prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Such holder may make such election for all principal and any premium and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent on or prior to the relevant Regular Record Date or at least 16 days prior to Maturity, as the case may be.

     Unless otherwise specified on the face hereof, the owner of a beneficial interest in this permanent global Note or (if such Note is denominated in a Specified Currency on the face hereof) that elects to receive payments of principal, premium or interest in such Specified Currency must notify the participant in the Depositary's book-entry system through which its interest is held on or prior to the applicable Record Date, in the case of a payment of interest, and at least 16 days prior to Maturity, in the case of a payment of principal or premium, of such beneficial owner's election to receive such payment in such Specified Currency. Such participant must notify the Depositary of such election on or prior to the third Market Day after such Record Date or at least 12 days prior to Maturity, as the case may be, and the Depositary will notify the Paying Agent of such election on or prior to the fifth Market Day after such Record Date or at least 10 days prior to the Maturity Date, as the case may be. If complete instructions are received by such participant from the beneficial owner and forwarded by the participant to the Depositary, and by the Depositary to the Paying Agent, on or prior to such dates, then such beneficial owner will receive payments in the applicable Specified Currency.

     The Indenture contains certain provisions for defeasance which shall apply to this permanent global Note.

     If so provided on the face hereof, this permanent global Note may be redeemed by the Company on the Redemption Date(s) and at the applicable Redemption Price(s) so indicated on the face hereof. If no date on which this permanent global Note is redeemable is set forth on the face hereof, this permanent global Note may not be redeemed prior to Maturity. On the Redemption Date(s), if any, on which this permanent global Note may be redeemed, this permanent global Note may be redeemed in whole or in part in increments of $1,000 or such other minimum denomination provided on the face hereof (provided that any remaining principal amount of this permanent global Note shall be at least $1,000 or such minimum denomination) at the option of the Company at the applicable Redemption Price, together with interest thereon payable to the applicable Redemption Date.

     Notice of redemption will be given by mail to holders of Notes, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

     In the event of redemption of this permanent global Note in part only, a new permanent global Note or Notes of this series and of like tenor for the unredeemed portion of the Principal Amount hereof will be delivered to the Depositary upon the cancelation hereof.

     Unless otherwise indicated on the face hereof, this permanent global Note will not have a sinking fund.

     Unless otherwise indicated on the face hereof, this permanent global Note will not be subject to redemption at the option of the holder.

     If so provided on the face hereof, the Company may be required to repurchase the Notes of this series, in whole or in part, on the Repayment Date(s) and at the applicable Repayment Price(s) so indicated on the face hereof, plus accrued interest, if any, to the applicable Repayment Date. On or before the applicable Repayment Date, the Company shall deposit with the Trustee money sufficient to pay the applicable Repayment Price and any interest accrued on the such Notes to be tendered for repayment. On and after such Repayment Date, interest will cease to accrue on such Notes or any portion thereof tendered for repayment.

     The repayment option may be exercised by the holder of this permanent global Note for less than the entire principal amount of this permanent global Note, but in that event, the principal amount of this permanent global Note remaining outstanding after repayment must be in an authorized denomination and the denomination of the new Note or Notes to be issued to the holder for the portion of the principal amount of such Note surrendered that is not be repaid must be specified. In the event of repurchase of this permanent global
Note in part only, a new Note or Notes of this series and of like tenor for the unpurchased portion hereof will be issued in the name of the holder hereof upon the cancelation hereof.

     In order for this Note to be repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the repayment date (i) this Note with the form entitled "Option to Elect Repayment" on the reverse of this Note duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc., the Depositary or a commercial bank or trust company in the United States setting forth the name of the holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of this Note, will be received by the Paying Agent not later than the fifth Market Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, such telegram, telex, facsimile transmission or letter shall only be effective if this Note and duly completed form are received by the Paying Agent by such fifth Market Day.

     If an Event of Default (or event which, after giving of notice or passage of time would constitute an Event of Default) with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     As set forth in, and subject to, the provisions of the Indenture, no holder of any Note of this series may institute any action under the Indenture unless (a) such holder shall have given the Trustee written notice of a continuing Event of Default with respect to such series, (b) the holders of not less than 25% in aggregate principal amount of the outstanding Notes of this series shall have requested the Trustee to institute proceedings in respect of such Event of Default, (c) such holder or holders shall have offered the Trustee such reasonable indemnity as the Trustee may require, (d) the Trustee shall have failed to institute an action for 60 days thereafter and (e) no inconsistent direction shall have been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of Notes of this series.

     No reference herein to the Indenture and no provision of this permanent global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and any interest on this permanent global Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Note is registerable in the Security Register, upon surrender of such Note for registration of transfer at the office of the Security Registrar for this series or at the offices of any transfer agent designated by the Company for such purpose. Every Note presented for registration of transfer shall (if so required by the Company or the Trustee) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed by the holder or its attorney duly authorized in writing, and one or more new Notes of like tenor and terms in registered form, of authorized denominations and for the same aggregate principal amount, will be issued in the name or names of the designated transferee or transferees and delivered at the office of the Security Registrar in The City of New York, or mailed, at the request, risk and expense of the transferee or transferees, to the address or addresses shown in the Security Register for such transferee or transferees.

     Any transfers of Notes or interests in Notes in different denominations shall in each case be for Notes or interests of like tenor and terms and equal aggregate principal amounts.

     Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company, the Trustee or the Security Registrar may treat the Person in whose name a Note is registered as the owner hereof for all purposes, whether or not such Note is overdue, and neither the Company, the Trustee, the Security Registrar nor any such agent shall be affected by notice to the contrary.

     The Company shall not be required (i) to issue, transfer or exchange Notes during a period beginning at the opening of business of 15 days before the day of the mailing of the relevant notice of redemption of Notes selected for redemption under Section 1103 of the Indenture and ending at the close of business on the date of such mailing or (ii) to transfer or exchange any Note so selected for redemption in whole or in part.

     No service charge shall be made for any registration of transfer of any Note, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The authorized denominations of Notes denominated in U.S. Dollars will be U.S. $1,000 and any larger amount that is an integral multiple of U.S. $1,000. The authorized denominations of Notes denominated in a currency other than U.S. Dollars will be as set forth on the face hereof.

     The Notes of this series (including this permanent global Note) shall be dated the date of their authentication.

     All terms used and not otherwise defined in this permanent global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Indenture and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

                        NOTE REGISTRAR AND PAYING AGENT

                        NOTE REGISTRAR AND PAYING AGENT
                              (subject to change)

                                Citibank, N.A.
                                111 Wall Street
                                   5th Floor
                           Corporate Trust Services
                           New York, New York 10043



                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date specified below, to the undersigned


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(Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid ______________; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

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Repayment Date:
               ----------------------------------------------------------------


Date:
     --------------------     -------------------------------------------------
                                                (Signature)

                                   ---------------------------------

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM--as tenants in common
     TEN ENT--as tenants by the entireties
     JT TEN--as joint tenants with right of
                  survivorship and not as tenants in common
     UNIF GIFT MIN ACT--......Custodian.............
                                       (Cust)               (Minor)
                                             Under Uniform Gifts to Minors Act
                                             .................................
                                             (State)

                   Additional abbreviations may also be used
                         though not in the above list.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY
OTHER IDENTIFYING NUMBER OF ASSIGNEE

------------------------------
                                   :
------------------------------:  ---------------------------


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE
        ----------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
          --------------------------------
attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
      ------------------   ----------------
                                                       Signature
                                            (Signature must correspond with the
                                            name as written upon the face of
                                            the within instrument in every
                                            particular, without alteration or
                                            enlargement or any change
                                            whatever.)

                                                                     EXHIBIT A


                             Exhibits of Exchanges